NYSE American: AIM
aimimmuno.com

AIM ImmunoTech



Q3 2023 Update Conference Call

November 15, 2023

Forward Looking Statements

Some of the statements included in this presentation may be forward-looking statements that involve a number of risks and uncertainties. Among other things, for those statements, we claim the protection of safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements set forth in this presentation speak only as of the date of this presentation. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. We are in various stages of seeking to determine whether Ampligen® will be effective in the treatment of multiple types of viral diseases, cancers, and immune-deficiency disorders and the presentation sets forth our current and anticipated future activities. These activities are subject to change for a number of reasons. Significant additional testing and trials will be required to determine whether Ampligen® will be effective in the treatment of these conditions. Results obtained in animal models do not necessarily predict results in humans. Human clinical trials will be necessary to prove whether or not Ampligen® will be efficacious in humans. No assurance can be given as to whether current or planned clinical trials will be successful or yield favorable data and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, or a change in priorities at the institutions sponsoring other trials. Even if these clinical trials are initiated, we cannot assure that the clinical studies will be successful or yield any useful data or require additional funding. Among the studies are clinical trials that provide only preliminary data with a small number of subjects, and no assurance can be given that the findings in these studies will prove true or that the study or studies will yield favorable results. Some of the world's largest pharmaceutical companies and medical institutions are working on a treatment for COVID-19. Even if Ampligen® proves effective in combating the virus, no assurance can be given that our actions toward proving this will be given first priority or that another treatment that eventually proves capable will not make our efforts ultimately unproductive, as multiple vaccines, and some treatments, are now available and major pharma companies are working to develop their own disease treatments. No assurance can be given that future studies will not result in findings that are different from those reported in the studies referenced in the presentation. Operating in foreign countries carries with it a number of risks, including potential difficulties in enforcing intellectual property rights. In addition, many countries, including Argentina, are still dealing with COVID-19 and have made that their primary focus. We believe that this may be delaying our commercialization of Ampligen® in Argentina until COVID-19 is more under control. We cannot assure that our potential foreign operations will not be adversely affected by these risks.

Please review the "Risk Factors" section in our latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Our filings are available at www.aimimmuno.com. The information found on our website is not incorporated by reference into this presentation and is included for reference purposes only.



Thomas K. Equels, M.S., J.D.

Chief Executive Officer & President

Continued Execution Across Clinical Development Programs

Well Positioned to Achieve Multiple Value-Driving Milestones Throughout the Remainder of 2023 and 2024

Platinum-Sensitive Advanced Recurrent Ovarian Cancer

Encouraging Translational Data from Ongoing Phase 2 Trial

sitc
Society for Immunotherapy of Cancer

Early-Stage Triple Negative Breast Cancer (TNBC)

Roswell Park Reported Complete Topline Data from Phase 1

ROSWELL PARK

Presented Overview of Ampligen's Clinical Progress in Oncology

3rd Annual Marie Sklodowska-Curie Symposium on Cancer Research

ROSWELL PARK

Engaged Professional Business Development Firm

Focus on Supporting Efforts to Partner Pipeline Programs

AZENOVA, LLC

Lead Program Ampligen® (rintatolimod)

Unique amongst TLR agonists in its mechanism of action, specificity and safety profile

As a TLR3 agonist it activates the TRIF adaptor pathway, which avoids the systemic inflammatory MyD88 pathway used by all other TLRs.

Only known TLR3 agonist to avoid helicase activation of NF-κB. Natural dsRNAs and poly IC which activate NF-κB in the tumor microenvironment (TME) ↑Tregs and have the potential to enhance cancer cell proliferation.


Sterile
Ampligen® 200 mg
Poly I:Poly C12U
Refrigerate 2-8°C
INTRAVENOUS USE ONLY
New Drug –

Induces wide range of immunologic / antitumor activities

Broad Pipeline Across Multiple Unmet Needs

Priority Development Programs

Indications	Approach	Preclinical	Phase 1	Phase 2	Phase 3	Highlights
Locally Advanced Pancreatic Adenocarcinoma	Ampligen® Following FOLFIRINOX		AMP-270			Patient Recruitment Underway
Metastatic Pancreatic Ductal Adenocarcinoma	Ampligen and Durvalumab	DURIPANC				Study Launch Expected Q4 2023
Advanced, Recurrent Ovarian Cancer	Ampligen and KEYTRUDA					Encouraging translational data presented at SITC in Nov. 2023
Early Access Program Late-Stage Pancreatic Cancer	Single Agent					Early Access Program
Long COVID / Post-COVID Conditions	Single Agent			AMP-518		Completed Enrollment; Top-line data expected Q1 2024
ME/CFS	Single Agent					Planning Phase 3 Confirmatory Trial



Clinical Update:

Continued Advancements Across All Development Programs

Christopher McAleer, Ph.D.
Scientific Officer

AMP-270
Locally Advanced Pancreatic Cancer

Open Sites

University of Nebraska Medical Center
COLLEGE OF MEDICINE

Gabrail Cancer & Research Center

Virginia Mason Franciscan Health

Expect Erasmus MC to Open for Recruitment in Q4

Expect as many as 12 Additional Sites Opened in First Half of 2024

Metastatic Triple-Negative Breast Cancer

Manuscript Published in *The Journal for ImmunoTherapy of Cancer*: "Systemic Infusion of TLR3-Ligand and IFNα in Breast Cancer Patients Reprograms Local Tumor Microenvironments for Selective CTL Influx"

Chemokine Modulation Therapy and Pembrolizumab

NCT03599453

Summary:

- Patients with metastatic Triple Negative breast cancer were given CKM containing Ampligen® prior to Pembrolizumab treatment
- Patients showed increases in CTL markers CD8α and Granzyme B in the TME
- The CTL chemotactants CCL5 and CXCL10 were increased intratumorally
- The Treg markers FOXP3 and the Treg attractant CCL22 were not increased

Early-Stage Triple Negative Breast Cancer

Study results posted to ClinicalTrials.gov

NCT04081389

Chemokine Modulation Therapy and Standard Chemotherapy Before Surgery

NCT04081389

Summary:

- Phase 1 trial was to replace Intron A (discontinued) with Interferon-α2B in the combination therapy
- Ampligen® + celecoxib + interferon + Chemotherapy
- Dose escalation of Interferon showed no adverse safety profile
- Of the 9 patients dosed there was a response rate of 67%
  - 5 Complete Responses (absence of tumor cells) – 56%
  - 1 ypTmic (presence of only a small number of scattered invasive cells) 11%

DURIPANC:
Metastatic Pancreatic Ductal Adenocarcinoma

Sponsored Collaborative Clinical Research Agreement

AstraZeneca

Erasmus MC

Initiate Recruitment Projected

Q4 2023

- ✓ Received QP Declaration and import approval for Ampligen®
- ✓ Ampligen® to be shipped to EU for final QP release
- ✓ Multiple patients identified as potential candidates for study

Platinum-Sensitive Advanced Recurrent Ovarian Cancer

sitc
Society for Immunotherapy of Cancer

Phase 2	
Status	**Protocol-Planned Interim Results Q3 2023**
Study Drug	**Ampligen and KEYTRUDA**
Primary Endpoint	**Objective Response Rate (ORR)**
Study Collaborators	MERCK; University of Pittsburgh
Clinical Trials NCT #	**NCT03734692**

Encouraging Translational Data from Ongoing Phase 2 Trial


MIG (CXCL9)
IP 10 (CXCL10)
I TAC (CXCL11)
SDF1alpha (CXCL12)
Granzyme B
MIG (CXCL9)
IP 10 (CXCL10)
I TAC (CXCL11)
SDF1alpha (CXCL12)
Granzyme B

Longitudinal profiling of IP washes shows a gradual, durable response over time in T lymphotactic CXCR3 ligands and markers of type 1 immunity

Platinum-Sensitive Advanced Recurrent Ovarian Cancer

Society for Immunotherapy of Cancer

767 DE genes before and after chemoimmunotherapy – GSEA analysis shows enrichment in IFN α and IFN γ response



Color Key
Value
Heatmap of DE genes with q-value<=0.001 & |log2FC|>3
C1D1
C1D3
Enrichment plot: HALLMARK_INTERFERON_GAMMA_RESPONSE
Enrichment plot: HALLMARK_INTERFERON_ALPHA_RESPONSE
Enrichment plot: KEGG_TOLL_LIKE_RECEPTOR_SIGNALING_PATHWAY

1434 DE genes show "chronic" response during treatment



Color Key
Value
Heatmap of DE genes with q-value<=0.01 & |log2FC|>0.58
C1D3
C4D3

Acute (log2fold)		Chronic (log2fold)	
CXCL10	4.677805	CXCL9	1.747529
CXCL11	4.609135	CCL5	2.882486
STAT1	2.27351	IFNG	2.94892
RIGI	3.323878	Tbet	1.912535
IL27	3.828912	CD8a	2.008109

AIM ImmunoTech

AMP-518
Ampligen® as a Potential Treatment of Post-COVID Conditions

Fully Enrolled with Top-Line Data Expected in Q1 2024

‘Long Haulers’ Share Extremely Similar Characteristics to ME/CFS

- Fatigue
- Brain Fog
- Sleep Disorder
- Joint Pain

Phase 2 Study	Post-COVID Condition of Fatigue
Status	**Completed Enrollment; Topline Data expected as Early as Q1 2024**
Number of Subjects	**80**
Study Drug	**Ampligen**
Primary Endpoint	**PROMIS® Fatigue Score**
Secondary Endpoint	**6-Minute Walk Test; Patient Reported Outcomes**



Thomas K. Equels, M.S., J.D.

Chief Executive Officer & President

Expecting Multiple Value Driving Milestones

Focused on Delivering Results

Q3 2023

Locally Advanced Pancreatic Cancer (AMP-270)

- ✓ Opened additional site

Post-COVID Conditions

- ✓ Enroll 1st subject in Phase 2 study
- ✓ Dose 1st subject in Phase 2 study
- ✓ Enroll last subject in Phase 2 study

Q4 2023

Locally Advanced Pancreatic Cancer (AMP-270)

- Open European site

Metastatic Pancreatic Cancer (Collaboration with AZ - DURIPANC)

- Begin clinical trial

Advanced Recurrent Ovarian Cancer

- ✓ Poster presentation at SITC 38th Annual Meeting
- Protocol planned interim results

Post-COVID Conditions

- Final patient completes Phase 2 study

Q1 2024

Post-COVID Conditions

- Topline Data from Phase 2 study expected as Early as Q1 2024

Study Collaborators | AstraZeneca | MERCK | Erasmus MC | Roswell Park | University of Pittsburgh | Fred & Pamela Buffett Cancer Center

Financial Snapshot

Cash Position Expected to Fund Operations Through Multiple Key Milestones

- Cash, Cash Equivalents and Marketable Securities of $22.4 million as of September 30, 2023
- Research and Development Expenses for the three months ended of September 30, 2023, were $2.7 million, compared to $1.4 million for the same period in 2022
- General and Administrative Expenses were $5.4 million for the three months ended of September 30, 2023, compared to $5.2 million for the same period 2022
- Net Loss from Operations for the three months ended of September 30, 2023, was $7.8 million, or $0.16 per share, compared to $6.4 million, or $0.13 per share, for the three months ended September 30, 2022

Why AIM? Why Now?

- Achieving clinical and regulatory milestones
- Driving strategy for industry licensing / M&A
- Continuing to establish growing body of clinical data
- Leveraging Key Opinion Leaders
- Expansion of clinical opportunities
- Garnering interest from fundamental institutional investors